As filed with the Securities and Exchange Commission on August 11, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONICS FOR IMAGING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3086355
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404-4803

(Address, Including Zip Code, of Principal Executive Offices)

Electronics for Imaging, Inc. 2004 Equity Incentive Plan

Electronics for Imaging, Inc. Amended 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

John Ritchie

Chief Financial Officer

Electronics for Imaging, Inc.

303 Velocity Way

Foster City, California 94404-4803

(650) 357-3500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Timothy Curry, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025-7019

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Electronics for Imaging, Inc. 2004 Equity Incentive Plan	4,640,499	(1) shares	$21.25	(2)	$98,610,603.75	(2)	$10,551.33	(2)
Common Stock, $0.01 par value per share, issuable under the Electronics for Imaging, Inc. Amended 2000 Employee Stock Purchase Plan	140,645	(1) shares	$21.25	(2)	$2,988,706.25	(2)	$319.79	(2)
TOTAL	4,781,144	(1) shares					$10,871.12	(2)

(1)	This Registration Statement covers, in addition to the number of shares of Electronics for Imaging, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Electronics for Imaging, Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan”) and the Electronics for Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as amended (the “ESPP,” and together with the 2004 Plan, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.
(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 7, 2006, as quoted on the Nasdaq National Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006 (Commission File No. 000-18805);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2006, filed with the Commission on May 10, 2006 (Commission File No. 000-18805);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2006, filed with the Commission on August 9, 2006 (Commission File No. 000-18805);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on March 21, 2006 and January 31, 2006 (only with respect to Item 5.02 included therein), and the Company’s Current Report on Form 8-K filed with the Commission on August 7, 2006 (Commission File No. 000-18805);

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 28, 1992 (Commission File No. 000-18805), and any other amendment or report filed for the purpose of updating such description; and

(f)	The Company’s Registration Statements on Form S-8 relating to the Plans, filed with the Commission on January 11, 2006 (Commission File No. 333-130969), May 19, 2005 (Commission File No. 333-125081), June 16, 2004 (Commission File No. 333-116548), March 16, 2004 (Commission File No. 333-113629), June 24, 2003 (Commission File No. 333-106422) and July 6, 2000 (Commission File No. 333-40930).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

James Etheridge is a Vice President and is the General Counsel of the Registrant. Mr. Etheridge receives compensation (including stock options and rights to purchase shares of the Registrant’s common stock under the Registrant’s equity incentive plan and employee stock purchase plan) in the ordinary course of business.

Item 8. Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 10, 2006.

ELECTRONICS FOR IMAGING, INC.

By:	/s/ John Ritchie
John Ritchie
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Guy Gecht and John Ritchie, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy Gecht Guy Gecht	Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2006

/s/ John Ritchie John Ritchie	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2006

/s/ James S. Greene James S. Greene	Director	August 10, 2006

/s/ Dan Maydan Dan Maydan	Director	August 10, 2006

/s/ Fred Rosenzweig Fred Rosenzweig	Director	August 10, 2006

/s/ Thomas I. Unterberg Thomas I. Unterberg	Director	August 10, 2006

/s/ Gill Cogan Gill Cogan	Director	August 10, 2006

/s/ Jean-Louis Gassée Jean-Louis Gassée	Director	August 10, 2006

/s/ Christopher B. Paisley Christopher B. Paisley	Director	August 10, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Electronics for Imaging, Inc. 2004 Equity Incentive Plan. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on May 1, 2006 (Commission File No. 000-18805) and incorporated herein by this reference.)

4.2	Electronics for Imaging, Inc. Amended 2000 Employee Stock Purchase Plan. (Filed as Appendix B to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on May 1, 2006 (Commission File No. 000-18805) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).